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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

        Date of report (Date of earliest event reported) October 15, 2003

                                   ALTEON INC.
                                   -----------
               (Exact Name of Registrant as Specified in Charter)

        Delaware                       001-16043              13-3304550
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 (State or Other Juris-               (Commission         (I.R.S. Employer
diction of Incorporation)             File Number)       Identification No.)

 170 Williams Drive, Ramsey, New Jersey                         07446
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(Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code (201) 934-5000

        -----------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events

         On October 16, 2003, Alteon issued the following press release:

"        ALTEON TO RAISE UP TO $10.7 MILLION IN SALES OF COMMON STOCK

Ramsey, New Jersey, October 16, 2003 -- Alteon Inc. (AMEX: ALT) today announced that it has entered into an agreement to sell up to 6,016,602 shares of common stock to a number of unaffiliated institutional investors, for approximately $10.7 million in gross proceeds. The Company has structured the financing to close in two tranches over the next three months. In the first closing, the Company has agreed to sell approximately 4.46 million shares of common stock at $1.75 per share, for approximately $7.8 million in gross proceeds. At the second closing, the Company has agreed to sell up to a total of 1.56 million additional shares of common stock at $1.85 per share for approximately $2.9 million in gross proceeds. The investors are not obligated, and in their discretion may elect not, to purchase shares at the second closing. The agreement is subject to customary closing conditions. The shares are offered through a prospectus supplement pursuant to the Company's effective shelf registration statement. There was no placement agent in this transaction.

Proceeds from the financing are expected to be used primarily to fund the Company's ongoing systolic hypertension and heart failure clinical development programs of ALT-711, Alteon's lead A.G.E. Crosslink Breaker, as well as evaluation of others indications and compounds developed by Alteon.

About Alteon

Alteon is developing several new classes of drugs that reverse or slow down diseases of aging and complications of diabetes. These compounds have an impact on a fundamental pathological process caused by protein-glucose complexes called Advanced Glycation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s lead to a loss of flexibility and function in body tissues, organs and vessels and have been shown to be a causative factor in many age-related diseases and diabetic complications. Alteon has created a library of novel classes of compounds targeting the A.G.E. Pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. Alteon's lead compound ALT-711, the only A.G.E. Crosslink Breaker in advanced human testing, has demonstrated safety and efficacy in several Phase 2 trials and is actively being developed for systolic hypertension and heart failure. For more information on Alteon, visit the company's website at www.alteon.com. "

                                       ***

         A copy of the Stock Purchase Agreement referenced in the press release is attached hereto as Exhibit 10.1. In order to furnish an updated exhibit for incorporation by reference into the shelf registration statement, Alteon is filing herewith as Exhibit 5.1 a copy of an opinion received from its counsel regarding the validity of the shares sold pursuant to the Stock Purchase Agreement and prospectus supplement.

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Item 7. Financial Statements and Exhibits

(c)      Exhibits

         5.1      Opinion of Smith, Stratton, Wise, Heher & Brennan, LLP

         10.1     Stock Purchase Agreement, dated as of October 15, 2003

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Alteon Inc.

                                                    By: /s/ Kenneth I. Moch
                                                        ------------------------
                                                        Kenneth Moch
                                                        President & CEO

Dated: October 17, 2003